As filed with the Securities and Exchange Commission on April 26, 2010
 Registration Statement No. 333-160815

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8
REGISTRATION STATEMENT

Silicon Storage Technology, Inc.

California		77-0225590
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
Silicon Storage Technology, Inc. 1020 Kifer Road Sunnyvale, California 94086 (408) 735-9110

2009 Employee Stock Purchase Plan

Steve Sanghi President SILICON STORAGE TECHNOLOGY, INC. 2355 West Chandler Boulevard Chandler, Arizona 85224 (480) 792-7200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act: (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

Explanatory Statement

On July 27, 2009, Silicon Storage Technology, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-160815) (the “Registration Statement), which registered 2,000,000 shares of the Registrant’s common stock, no par value (the “Common Stock”) reserved for issuance under the 2009 Employee Stock Purchase Plan (the “2009 Plan”).  This Post-Effective Amendment No. 1 is being filed to remove from registration all remaining authorized shares of Common Stock reserved for issuance under the 2009 Plan that have not yet been issued under the Registration Statement.

Accordingly, the Registrant hereby removes from registration the remaining shares of Common Stock that have not been and will not be issued under the 2009 Plan.  Upon effectiveness hereof, no shares of Common Stock remain registered under the Registration Statement for issuance under the 2009 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler in the State of Arizona on April 26, 2010.

Silicon Storage Technology, Inc.
By: /s/ Steve Sanghi
Steve Sanghi President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Steve Sanghi	President (Principal Executive Officer)	April 26, 2010
Steve Sanghi

/s/ Gordon W. Parnell	Chief Financial Officer (Principal Financial Officer) and Director	April 26, 2010
Gordon W. Parnell

/s/ Ganesh Moorthy	Director	April 26, 2010
Ganesh Moorthy

/s/ J. Eric Bjornholt	Director	April 26, 2010
J. Eric Bjornholt